Exhibit 1.1
DISCOVER CARD EXECUTION NOTE TRUST
DiscoverSeries Notes
[FORM OF]
Underwriting Agreement
(Standard Terms)
[_____] [___], [____]
[UNDERWRITER]
Ladies and Gentlemen:
     Discover Card Execution Note Trust, a statutory trust created under the laws of the State of Delaware (the “Issuer”) and Discover Bank (“Discover Bank”), as depositor (in such capacity, the “Depositor”) of the Issuer, propose, subject to the terms and conditions stated herein, to cause to be issued and sold from time to time notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined)(the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of [___], 2007, as supplemented by the Indenture Supplement, dated as of [___], 2007, and a Terms Document having the date stated in the applicable Terms Agreement (as supplemented and as otherwise modified or amended from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Indenture Trustee”). The Issuer is organized pursuant to a Trust Agreement, dated as of [___], 2007 (as modified or amended from time to time, the “Trust Agreement”), between Discover Bank, as Beneficiary, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Notes will be secured by certain assets of the Issuer, including the Collateral Certificate referred to below (collectively, the “Collateral”).
     Discover Bank has conveyed certain receivables (the “Receivables”) generated from time to time in certain designated Accounts owned by Discover Bank, collections thereon and certain related property to the Discover Credit Card Master Trust I (the “Master Trust”) pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004 (as modified or amended from time to time, and together with the Series Supplement (as hereinafter defined), the “Pooling and Servicing Agreement”), as supplemented by the Series 2007-CC Supplement (the “Series Supplement”), dated as of

[___], 2007, among Discover Bank, as Master Servicer (in such capacity, the “Master Servicer”), as Servicer (in such capacity, the “Servicer”) and as Seller (in such capacity, the “Seller”), and U.S. Bank National Association, as trustee (in such capacity, the “Master Trust Trustee”). References herein to the Pooling and Servicing Agreement, unless otherwise specified, shall mean the Pooling and Servicing Agreement as supplemented by the Series Supplement. Pursuant to the Pooling and Servicing Agreement and the Trust Agreement, Discover Bank has caused the Master Trust to issue to the Issuer a collateral certificate (the “Collateral Certificate”). The Collateral Certificate represents an undivided interest in certain assets of the Master Trust.
     To the extent not defined herein, the capitalized terms used herein have the meanings assigned in Indenture or the Pooling and Servicing Agreement, as applicable. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture or the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement, and shall not relate to any other series, classes or tranches of notes issued by the Issuer.
     Each offering of each tranche of Notes to which this Agreement applies made pursuant to the Registration Statement (as defined herein) will be made through you or through you and other underwriters for whom you are acting as representatives or through an underwriting syndicate managed by you. Whenever Discover Bank and the Issuer determine to make such an offering of Notes to which this Agreement shall apply, Discover Bank, the Issuer and one or more Underwriters (as defined herein) will enter into an agreement (the “Terms Agreement”) providing for the sale of the Notes to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute the Terms Agreement and agree thereby to become obligated to purchase the Notes from the Issuer, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the “Underwriters”). Such Terms Agreement shall specify the initial principal amount of the Notes to be issued and their terms not otherwise specified in this Agreement, the price at which such Notes are to be purchased by the Underwriters from the Issuer, the aggregate amount of Notes to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined. The Terms Agreement shall be substantially in the form attached hereto as Exhibit A. Each such offering of the Notes for which a Terms Agreement is entered into will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Notes. At or prior to the Time of Sale (as defined in the applicable Terms Agreement), Discover Bank had prepared the Time of Sale Information (as defined in the applicable Terms Agreement).
     1. Discover Bank represents and warrants to, and agrees with you, as of the date hereof, and to each Underwriter named in the Terms Agreement as of the date thereof, that:
          (a) A registration statement on Form S-3 (Registration Statement Nos. [___] and [___]) including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), in the form heretofore delivered to you has been filed with the Securities and Exchange Commission (the “Commission”) (which may have included one or more preliminary prospectuses and prospectus supplements (each, a “Preliminary Prospectus”) meeting the requirements of Rule 430 of the Act) and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus and prospectus supplement relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Act) are respectively referred to herein as the “Registration Statement,” the “Basic Prospectus” and the “Prospectus Supplement” and the Basic Prospectus together with the Prospectus Supplement relating to the Notes is hereinafter referred to as the “Prospectus”; the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall be reasonably disapproved by you promptly after reasonable notice thereof.
          (b) There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and Discover Bank is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Notes for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened.
          (c) As of the date of the Terms Agreement, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the Act, when any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus Supplement is filed with the Commission, and at the Time of Delivery (as defined in Section 5), the Registration Statement and the Prospectus (i) conformed, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Discover Bank by an Underwriter through you expressly for use therein.
          (d) The Time of Sale Information, at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Discover Bank makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to Discover Bank in writing by such Underwriter through you expressly for use in such Time of Sale Information.

          (e) Upon payment therefor as provided herein and in the Terms Agreement, the Notes will have been duly and validly authorized and (assuming their due authentication by the Indenture Trustee) will have been duly and validly issued and will conform in all material respects to the description thereof in the Prospectus and will be enforceable in accordance with the terms of the Indenture.
          (f) The Collateral Certificate has been duly and validly authorized and (assuming its due authentication by the Master Trust Trustee) will have been duly and validly issued and will conform in all material respects to the description thereof in the Prospectus and will be entitled to the benefits of the Pooling and Servicing Agreement.
          (g) The issue and sale of the Notes and the compliance by Discover Bank with all of the provisions of the Notes, the Pooling and Servicing Agreement, the Trust Agreement, this Agreement and the Terms Agreement have been or will have been duly authorized by Discover Bank by all necessary corporate action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement, the Trust Agreement, or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Discover Bank or Discover Financial Services (“DFS”), material to Discover Bank and DFS (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which Discover Bank or DFS is a party or by which Discover Bank or DFS may be bound or to which any of the property or assets of Discover Bank or DFS, material to Discover Bank and DFS (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or By-Laws of Discover Bank or, to the best of Discover Bank’s knowledge, any statute or any order, rule or regulation applicable to Discover Bank of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Discover Bank, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Master Trust’s interest in the Receivables.
          (h) The Receivables conveyed by Discover Bank to the Master Trust under the Pooling and Servicing Agreement had an aggregate outstanding balance determined as of the date stated in the Terms Agreement of not less than the amount set forth in the Terms Agreement; and
          (i) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Master Trust is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (j) Other than the Prospectus, Discover Bank (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information (the Time of Sale Information and each communication by Discover Bank or its agents and representatives that constitutes an “issuer free writing prospectus”, as defined in Rule 433(h) under the Act (other than a communication referred to in clause (ii) below), an “Issuer Free Writing Prospectus”), (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication of Discover Bank or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).
          (k) Discover Bank acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to Discover Bank or any other person, (ii) the Underwriters owe Discover Bank only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of Discover Bank.

Discover Bank waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
          (l) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement among Discover Bank, the Issuer and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.
     2. The Issuer represents and warrants to, and agrees with you, as of the date hereof, and to each Underwriter named in the Terms Agreement as of the date thereof, that:
          (a) The issue and sale of the Notes and the compliance by the Issuer with all of the provisions of the Notes, the Indenture, this Agreement and the Terms Agreement have been or will have been duly authorized by the Issuer by all necessary statutory trust action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer, material to the Issuer, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Issuer is a party or by which the Issuer may be bound or to which any of the property or assets of the Issuer, material to Issuer, is subject, nor will such action result in any material violation of the provisions of the Trust Agreement or, to the best of the Issuer’s knowledge, any statute or any order, rule or regulation applicable to the Issuer of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Issuer, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Indenture Trustee’s interest in the Receivables.
          (b) The Issuer is not required to be registered under the Investment Company Act.
          (c) Other than the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information, (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication of the Issuer or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).
          (d) The Issuer is not, and on the date on which the first bona fide offer of the Notes was made (within the meaning of Rule 164(h)(2) under the Act) was not, an “ineligible issuer”, as defined in Rule 405 under the Act.
          (e) The Issuer acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to the Issuer or any other person, (ii) the Underwriters owe the Issuer only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Issuer. The Issuer waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
          (f) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Issuer, Discover Bank and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.

     3. Subject to the terms and conditions herein set forth, the Issuer Agrees to sell and Discover Bank agrees to cause the Issuer to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, agrees to purchase from the Issuer, at the purchase price specified in the Terms Agreement, the principal amount of Notes set forth in the Terms Agreement.
     4. (a) From time to time, after the Registration Statement becomes effective, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.
          (b) Each Underwriter severally represents and agrees that it will not offer or sell or deliver any of the Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and without limiting the foregoing, each Underwriter severally represents and agrees that (i) (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the issuer; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement (a) to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer or (b) to participate in a collective investment scheme (within the meaning of Section 238 of the FSMA) in circumstances in which Section 238(1) of the FSMA does not apply; (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to participate in a collective investment scheme (within the meaning of section 238 of the FSMA) in circumstances in which section 238(1) of the FSMA does not apply; (iv) it is a person of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; and (v) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.
          (c) Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of Discover Bank and the Issuer.
     5. Notes to be purchased by each Underwriter hereunder and under the Terms Agreement shall be delivered by or on behalf of the Issuer to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof in immediately available funds. Unless otherwise specified in the Terms Agreement, such delivery shall occur at the office of Latham & Watkins LLP, Chicago, Illinois or such other place as you and Discover Bank may agree upon in writing. The time and date of such delivery shall be set forth in the Terms Agreement or at such other time and date as you and Discover Bank may agree upon in writing, such time and date being herein called the “Time of Delivery.” Unless otherwise specified in the Terms Agreement, the Notes shall be represented by definitive notes, registered in the name of Cede & Co., as nominee for The Depository Trust Company. Such definitive notes will be made available for inspection at least twenty-four hours prior to the Time of Delivery at the office of the Trustee, U.S. Bank, 209 S. LaSalle Street, 3rd Floor, Mail Code MK-IL-RY3B.
     6. Discover Bank and the Issuer agree with each of the Underwriters:

          (a) Immediately following the execution of each Terms Agreement, Discover Bank will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Notes are to be purchased by the Underwriters from the Issuer, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and allowances, if any, and such other information as Discover Bank deems appropriate in connection with the offering of such Notes, and Discover Bank will not make any further amendment or any supplement to the Registration Statement or Prospectus or prepare, use or refer to or file any Issuer Free Writing Prospectus without first having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review and will not use or refer to or file any proposed Issuer Free Writing Prospectus to which you reasonably object; to advise you and your counsel promptly after it receives notice of the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus, any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish you and your counsel with copies thereof; to advise you and your counsel, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of such Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith neither Discover Bank nor the Issuer shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (c) To furnish the Underwriters with copies of the Prospectus and each Issuer Free Writing Prospectus in such quantities as you may from time to time reasonably request, and if at any time the delivery of a Prospectus is required by law in connection with the offering or sale of the Notes, and if at such time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and to prepare and furnish without charge to each Underwriter and to any dealer in the Notes as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a Prospectus in connection with sales of any Notes at any time nine months or more after the effective date of the Registration Statement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) Discover Bank will cause the Issuer to make generally available to holders of the Notes, in accordance with Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (ninety days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the effective date of the Registration Statement, an earning statement of the Issuer (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of such Registration Statement;
          (e) To pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of the Notes under state securities laws (including reasonable fees of counsel to the Underwriters in connection with such qualifications and in connection with legal investment surveys), the cost of printing this Agreement and any blue sky and legal investment memoranda, and the cost incurred with the preparation and filing of the Registration Statement, the Time of Sale Information and any Issuer Free Writing Prospectus;
          (f) To comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending;
          (g) Each Underwriter covenants with Discover Bank and the Issuer not to distribute any communication other than Time of Sale Information and any announcement communication, launch communication, subsequent guidance, update communication or any similar communication in substantially the form agreed to by Discover Bank and the Underwriters.
     Discover Bank and the Issuer agree with each of the Underwriters during the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Notes, of which termination you agree to give Discover Bank and the Issuer prompt notice confirmed in writing, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of Discover Bank or any other affiliate thereof or any other trust for which Discover Bank or any other affiliate thereof is depositor, which represent participation interests in Discover Card receivables, without your prior written consent, which consent shall not be unreasonably withheld.
     7. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Discover Bank and the Issuer herein are, at and as of the Time of Delivery, true and correct, the condition that Discover Bank and the Issuer shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) All actions required to be taken and all filings required to be made by Discover Bank and the Issuer under the Act prior to the Time of Delivery for the Notes shall have been duly taken or made; and prior to the applicable Time of Delivery, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Commission’s satisfaction.
          (b) All corporate and statutory trust proceedings and related matters in connection with the organization of Discover Bank and the Issuer, the validity of the Pooling and Servicing Agreement, the Indenture, the Trust Agreement, the Trust Certificate (as defined in the Trust Agreement) and the registration, authorization, issue, sale and delivery of the Notes shall have been satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subdivision (b).
          (c) Counsel to Discover Bank (which for purposes of the opinions described in clauses (i)-(iii) and the opinions as to the due authorization, execution and delivery of the Pooling and Servicing Agreement and the Trust Agreement and the due authorization, execution, issuance and delivery of the Collateral Certificate in clause (iv) may be in-house counsel to Discover Bank) shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you in your reasonable judgment, to the effect that:
          (i) Discover Bank is validly existing as a banking corporation in good standing under the laws of the State of Delaware;
          (ii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the part of Discover Bank;
          (iii) The compliance by Discover Bank with all of the provisions of this Agreement, the Terms Agreement, the Pooling and Servicing Agreement and the Trust Agreement and the delivery of the Collateral Certificate will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the Pooling and Servicing Agreement, the Trust Agreement, or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Discover Bank or DFS, material to Discover Bank and DFS (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Discover Bank or DFS is a party or by which Discover Bank or DFS may be bound or to which any of the property or assets of Discover Bank or DFS, material to Discover Bank and DFS (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or the By-Laws of Discover Bank, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to Discover Bank of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Discover Bank other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Master Trust’s interest in the Receivables or the Issuer’s interest in the Collateral;
          (iv) The Pooling and Servicing Agreement and the Trust Agreement have been duly authorized, executed and delivered on the part of Discover Bank and as to Discover Bank are valid and binding instruments enforceable in accordance with their terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; the Pooling and Servicing Agreement and the Trust Agreement are not required to be qualified under the Trust Indenture Act; the Master Trust is not required to be registered under the Investment Company Act; and the Collateral Certificate has been duly authorized and (assuming its due authentication by the Master Trust Trustee) has been duly executed, issued and delivered and constitutes a valid and binding obligation of the Master Trust in accordance with its terms, entitled to the benefits of the Pooling and Servicing Agreement, except as the foregoing may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; and
          (v) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by Discover Bank [or the Issuer] prior to the Time of Delivery (other than financial, statistical and accounting data therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.
     In rendering such opinion, counsel may rely to the extent they deem appropriate upon certificates of officers or other executives of Discover Bank and their affiliates and of public officials as to factual matters and upon opinions of other counsel. Such counsel shall also state that nothing has come to their attention which has caused them to believe that the Registration Statement as of its effective date or the Time of Sale Information as of the Time of Sale or the Prospectus as of the date thereof and as of the applicable Time of Delivery (other than financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
     (d) Counsel to the Issuer shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you in your reasonable judgment, to the effect that:
          (i) The Issuer is validly existing as a statutory trust in good standing under the laws of the State of Delaware;
          (ii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the part of the Issuer;
          (iii) The compliance by the Issuer with all of the provisions of this Agreement, the Terms Agreement, the Indenture and the Trust Agreement and the delivery of the Notes and the Trust Certificate

(as defined in the Trust Agreement) will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the Pooling and Servicing Agreement or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer, material to the Issuer considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Issuer is a party or by which the Issuer may be bound or to which any of the property or assets of the Issuer, material to the Issuer considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Trust Agreement, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to the Issuer of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Issuer other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Issuer’s interest in the Collateral;
          (iv) The Indenture has been duly authorized, executed and delivered on the part of the Issuer and as to the Issuer is a valid and binding instrument enforceable in accordance with its terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; the Indenture is qualified under the Trust Indenture Act; the Issuer is not required to be registered under the Investment Company Act; and the Notes have been duly authorized and (assuming their due authentication by the Indenture Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Issuer in accordance with their terms, enforceable in accordance with the terms of the Indenture, except as the foregoing may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; and
          (e) At the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you;
          (f) (i) Discover Bank and its affiliates (whether or not consolidated) considered as a whole, shall not have sustained, since the date of the latest audited financial statement previously delivered to you, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date of the Terms Agreement there shall not have been any material change in the capital stock accounts or long-term debt of Discover Bank or any material adverse change in the general affairs, financial position, shareholders’ equity or results of operations of Discover Bank and its affiliates (whether or not consolidated) considered as a whole, the effect of which in any such case described in clause (i) or (ii), in your judgment renders it inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; provided, however, that each Underwriter hereby agrees that the proposed spin-off of DFS as contemplated in filings made by Morgan Stanley with the Commission on and prior to the Time of Sale will not render it inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented;
          (g) Subsequent to the date of the Terms Agreement none of (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any successor entity of any such exchange, (ii) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war or (v) there shall have occurred any change in financial markets or any other calamity or crisis that, in your judgment, is material and adverse, any of which events, singly or together with any other event specified in this subsection (g) makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus;
          (h) At or prior to the Time of Delivery, the Notes shall be assigned the ratings by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. (“Standard & Poor’s”) and Fitch, Inc. (“Fitch”) set forth in the Terms Agreement;
          (i) Discover Bank and the Issuer shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy at and as of such Time of Delivery of the representations and warranties of Discover Bank and the Issuer herein and as to the performance by Discover Bank and the Issuer of all their respective obligations hereunder to be performed at or prior to the Time of Delivery and Discover Bank and the Issuer shall have also furnished you similar certificates satisfactory to you as to the matters set forth in subdivision (a) of this Section 7.
          (j) The Underwriters shall be entitled to rely on the opinions of an outside counsel acceptable to the Underwriters as special counsel to Discover Bank [and the Issuer] as delivered to Moody’s, Standard & Poor’s and Fitch in connection with the rating of the Notes.
     8. (a) Discover Bank will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto furnished by Discover Bank or the Issuer, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that Discover Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to Discover Bank by any Underwriter through you expressly for use therein; and provided, further, that Discover Bank shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus, or any Issuer Free Writing Prospectus, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, the Time of Sale Information (including, for the avoidance of doubt, any Time of Sale Information that corrected or superseded any information previously provided to the Underwriters) if Discover Bank had previously furnished copies thereof to such Underwriter prior to the Time of Sale.
          (b) Each Underwriter will indemnify and hold harmless Discover Bank against any losses, claims, damages or liabilities to which Discover Bank may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any

Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with Underwriter Information (as defined in the applicable Terms Agreement); and will reimburse Discover Bank for any legal or other expenses reasonably incurred by Discover Bank in connection with investigating or defending any such action or claim.
          (c) Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by Discover Bank on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Discover Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Discover Bank on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Discover Bank bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Discover Bank on the one hand and the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of Discover Bank on the one hand and the Underwriters, directly or through you, on the other hand. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold the Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, copies of the Time of Sale Information if Discover Bank had previously furnished copies thereof to such Underwriter. Discover Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by per capita allocation among the indemnifying parties (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subdivision (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of Discover Bank under this Section 8 shall be in addition to any liability which Discover Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Discover Bank and to each person, if any, who controls Discover Bank within the meaning of the Act.
     9. Each Underwriter hereby agrees that it shall not institute against, or join any other person or entity in instituting against the Issuer or the Master Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under United States federal or state laws, or other bankruptcy or similar laws, in connection with any obligations owing to it until at least one year and one day from the date of the Time of Sale or, if longer, the applicable preference period then in effect. Each Underwriter hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that such Underwriter will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Issuer to each Underwriter will be limited to such funds that are available to the Issuer under the Indenture and upon the exhaustion thereof all obligations of, and claims against, the Issuer arising from this Agreement or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive.
     10. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder and under the Terms Agreement, you may in your discretion arrange for yourselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then Discover Bank and the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify Discover Bank and the Issuer that you have so arranged for the purchase of such Notes, or either Discover Bank or the Issuer notifies you that it has so arranged for the purchase of such Notes, you, Discover Bank, or the Issuer shall have the right to postpone the Time of Delivery for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and Discover Bank and the Issuer agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.
          (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you, Discover Bank and the Issuer as provided in subdivision

(a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then Discover Bank and the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder and under the Terms Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Notes which such Underwriter agreed to purchase hereunder and under the Terms Agreement) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you, Discover Bank and the Issuer as provided in subdivision (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, as referred to in subdivision (b) above, or if neither Discover Bank nor the Issuer exercises the right described in subdivision (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to the Notes shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, Discover Bank or the Issuer, except for the expenses to be borne by Discover Bank and the Issuer as provided in Section 6(e) hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of Discover Bank, the Issuer and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, Discover Bank or any officer or director or controlling person of Discover Bank, or the Issuer or any officer or director or controlling person of the Issuer, and shall survive delivery of and payment for the Notes. Anything herein to the contrary notwithstanding, the indemnity agreement of Discover Bank and the Issuer in subdivisions (a) and (e) of Section 8 hereof, the representations and warranties in subdivisions (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus as amended or supplemented contained in any certificate furnished by Discover Bank or the Issuer pursuant to subdivision (i) of Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by Discover Bank or the Issuer of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of an Underwriter or a controlling person of an Underwriter if a director, officer or controlling person of Discover Bank or the Issuer when the Registration Statement becomes effective or a person who, with his consent, is named in the Registration Statement as being about to become a director of Discover Bank or the Issuer, is a controlling person of such Underwriter, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for Discover Bank and the Issuer the matter has been settled by controlling precedent, Discover Bank and the Issuer will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     12. If the Terms Agreement shall be terminated pursuant to Section 10 hereof, neither Discover Bank nor the Issuer shall be under any liability to any Underwriter with respect to the Notes subject to such Terms Agreement except as provided in Section 6(e) and Section 8 hereof; but, if for any other reason the Notes are not delivered by or on behalf of Discover Bank and the Issuer as provided herein, Discover Bank and the Issuer will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but neither Discover Bank nor the Issuer shall then be under any further liability to any Underwriter with respect to the Notes except as provided in Section 6(e) and Section 8 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you, or by [UNDERWRITER] on behalf of you.
     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to you jointly in care of [UNDERWRITER], if to Discover Bank shall be sufficient in all respects if delivered or sent by registered mail to Discover Bank at 12 Read’s Way, New Castle, Delaware 19720, Attention: President and if to the Issuer shall be sufficient in all respects if delivered or sent by registered mail to the Issuer at [                                        ].
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Discover Bank, the Issuer and, to the extent provided in Section 8 and Section 11 hereof, the officers and directors of Discover Bank and the Issuer and each person who controls Discover Bank, the Issuer or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement.
     16. This Agreement shall be construed in accordance with the laws of the State of New York. “Business day” as used herein shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.
     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your under-standing, please sign and return three counterparts hereof and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, Discover Bank and the Issuer.

Very truly yours,

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: Discover Bank, not in its individual
capacity but solely as Depositor on behalf of
the Issuer

By:

DISCOVER BANK

By:

Accepted as of the date hereof:
[UNDERWRITER]
By:

Exhibit A
DISCOVER CARD EXECUTION NOTE TRUST
DISCOVERSERIES
Class [_]([____])
ASSET BACKED NOTES
TERMS AGREEMENT
Dated: [________] [___], [___]

To:	DISCOVER CARD EXECUTION NOTE TRUST DISCOVER BANK

Re:	Underwriting Agreement dated [______] [_____], [____] (the “Agreement”)
Series Designation:
DiscoverSeries.
Registration Statement:
Nos. [ ] and [ ].
Title of Securities:
Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes (the “Notes”).
Initial Principal Amount of Notes:
$[                                        ].
Expected Note Rating:
[___] by Moody’s Investor Service, Inc.
[___] by Standard & Poor’s Rating Services
[___] by Fitch, Inc.
[Aggregate outstanding balance of Receivables in the Discover Card Master Trust I as of [                    ] [___], [___]: $[                     ].]
Expected Date of Terms Document: [___] [___], [___].
Interest Rate or Formula: [___].
Time of Sale:
[___] [a.m/p.m.] New York City time on [___] [___], [___].

Time of Sale Information:
(1) [Tranche Term Sheet dated [___] [___], [___] relating to the Discover Card Execution Note Trust, DiscoverSeries Class [___](the “Tranche Term Sheet”), attached as Annex 1 hereto[, which incorporates by reference (a) the prospectus supplement for the DiscoverSeries Class [___] ([___]-[___]) notes dated as of [___] [___], [___] filed pursuant to Rule 424(b) of the Securities Act of 1933], (b) the static pool information regarding the historical performance of the Receivables for the accounts contained on the internet website [http://www.discoverfinancial.com/absdata] and (c) the other reports and documents incorporated by reference to the Tranche Term Sheet and (2) the Pricing Information Schedule.]1
If, subsequent to the Time of Sale, it is determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Time of Sale Information” will also include any information that corrects such material misstatements or omissions, together with any other information, to the extent it is made available to purchasers at the time of entry into the last such new purchase contract such that “Time of Sale Information” no longer includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (“Corrective Information”).
Underwriter Information
“Underwriter Information” shall mean the written information furnished to Discover Bank and Discover Card Execution Note Trust by the Underwriters for use in the Prospectus and set forth in the “blood letter” from the Underwriters to Discover Bank and Discover Card Execution Note Trust dated the Time of Delivery.
Pricing Information Schedule:
A copy of the Pricing Term Sheet, dated as of [___] [___], [___], relating to the Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes (the “Pricing Information Schedule”), a document prepared by Discover Bank and Discover Card Execution Note Trust and filed as an issuer free writing prospectus that contains final transaction terms for Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes, is attached as Annex 2 hereto. The Underwriters shall have delivered the information set forth on the Pricing Information Schedule to potential investors in the Notes prior to entering into a purchase contract with the investor for the purchase of such Notes.
Terms of Sale:
The purchase price for the Notes to the Underwriters will be
[___]% of the aggregate principal amount of the Notes.
The Underwriters will offer the Notes to the public at a price equal to
[___]% of the aggregate principal amount of the Notes.

[1]	Prospectus supplement and prospectus may be filed separately as a free writing prospectus or a preliminary prospectus.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on [___] [___], [___], or at such other time as may be agreed upon in writing.

          Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Notes. This Terms Agreement may be amended only by written agreement of the parties hereto.

Very truly yours,

[UNDERWRITER]
As Representative of the
Underwriters named in
Schedule I hereto

By:

Accepted:
DISCOVER CARD EXECUTION NOTE
TRUST, as Issuer
By: Discover Bank, not in its individual
capacity but solely as Depositor on
behalf of the Issuer
By:
DISCOVER BANK
By:

SCHEDULE I
UNDERWRITERS
$[___] Discover Card Execution Note Trust, DiscoverSeries Class [___]([___]) Notes

Principal Amount
[_______________]	$	[____________]]
[_______________]	$	[____________]]
[_______________]	$	[____________]]
[_______________]	$	[____________]]
[_______________]	$	[____________]]
[_______________]	$	[____________]]

ANNEX 1
[TRANCHE TERM SHEET]

ANNEX 2
          [PRICING INFORMATION SCHEDULE]